EXHIBIT 10.1

AMENDMENT NO. 15 TO CREDIT AGREEMENT

This Amendment No. 15 to Credit Agreement (this “Amendment”) dated as of June 1, 2020 is among Mid-Con Energy Properties, LLC, a Delaware limited liability company (the “Borrower”), the Guarantor (as defined below), the financial institutions that are identified below as Lenders (collectively, the “Lenders” and individually, a “Lender”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

RECITALS

A.The Borrower, the Lenders and Wells Fargo Bank, National Association, as the Administrative Agent, are parties to that certain Credit Agreement dated as of December 20, 2011, as amended by that certain Agreement and Amendment No. 1 to Credit Agreement dated as of April 23, 2012, as amended by that certain Agreement and Amendment No. 2 to Credit Agreement dated as of November 26, 2012, as amended by that certain Agreement and Amendment No. 3 to Credit Agreement dated as of November 5, 2013, as amended by that certain Amendment No. 4 to Credit Agreement dated as of April 11, 2014, as amended by that certain Agreement and Amendment No. 5 to Credit Agreement dated as of November 17, 2014, as amended by that certain Amendment No. 6 to Credit Agreement dated as of February 12, 2015, as amended by that certain Agreement and Amendment No. 7 to Credit Agreement dated as of November 30, 2015, as amended by that certain Agreement and Amendment No. 8 to Credit Agreement dated as of April 29, 2016, as amended by that certain Amendment No. 9 to Credit Agreement dated as of May 31, 2016, as amended by that certain Amendment No. 10 to Credit Agreement dated as of August 11, 2016, as amended by that certain Amendment No. 11 to Credit Agreement and Limited Waiver dated as of December 22, 2017, as amended by that certain Amendment No. 12 to Credit Agreement dated as of January 31, 2018, as amended by that certain Amendment No. 13 to Credit Agreement dated as of March 28, 2019, and as amended by that certain Amendment No. 14 dated as of December 6, 2019 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”).

B.In connection with such Credit Agreement, Mid-Con Energy Partners, LP, a Delaware limited partnership (the “MLP”) and owner of 100% of the membership interests in the Borrower, executed and delivered that certain Guaranty dated as of December 20, 2011 (as the same may be amended, modified or supplemented from time to time, the “Guaranty”) in favor of the Administrative Agent for the benefit of the Guaranteed Parties (as defined in the Guaranty) pursuant to which it became a Guarantor. To induce the Lenders to enter into this Amendment, the MLP will enter into certain restructuring transactions, including adoption of the Third Amendment to the MLP Partnership Agreement.

C.With respect to the Fiscal Quarter ending March 31, 2020, Borrower has advised the Administrative Agent and the Lenders that Borrower anticipates that it will not be in compliance with the ratio of the MLP’s Consolidated Funded Indebtedness to the MLP’s Consolidated EBITDAX set forth in Section 7.13 of the Credit Agreement (the “Subject Default”).

D.Borrower has requested that the Lenders waive the Subject Default and make certain amendments to the Credit Agreement, and Lenders are willing to waive the Subject Default and agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

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THEREFORE, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.01Terms Defined Above.  As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

Section 1.02Terms Defined in the Credit Agreement.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 1.03Other Definitional Provisions.  The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Amendment shall refer to this Amendment as a whole and not to any particular Article, Section, subsection or provision of this Amendment.  Section, subsection and Schedule references herein are to such Sections, subsections and Schedules to this Amendment unless otherwise specified.  All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the schedules hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or schedules, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Section 1.04Incorporation by Reference.  The Recitals to this Amendment are incorporated herein by reference and made a part hereof for all purposes as though set forth in this Amendment verbatim.

Article II
AMENDMENTS

Section 2.01Amendments to Section 1.1 of the Credit Agreement.

(a)Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in alphabetical order to read as follows:

“Adjusted PIK Interest Amount” means, as of the last day of each Fiscal Quarter, an amount equal to (i) the amount of PIK Interest accrued and not previously capitalized as of such date, multiplied by (ii) one minus the PIK Interest Rebate Percentage as of such date.

“Amendment No. 15” means that certain Amendment No. 15 to Credit Agreement dated as of June 1, 2020, among the Borrower, the Guarantor, the Lenders, and Wells Fargo Bank, N.A., as the Administrative Agent, the Collateral Agent, and an LC Issuer.

“Anticipated JIB Reimbursements” means any cash or reimbursements received by the Borrower for prepayments to cover joint interest billings owed by the Borrower.

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“Consolidated Cash Balance” means, at any time, the aggregate amount of unrestricted cash and unrestricted Cash Equivalents of the Credit Parties as of such date; provided that the Consolidated Cash Balance shall exclude (i) any cash or Cash Equivalents for which the Borrower or any Restricted Person has, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or cash or Cash Equivalents to pay third parties (or will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to utilize such cash or Cash Equivalents to pay third parties), (ii) any cash or Cash Equivalents set aside to pay royalty obligations, working interest obligations, production payments, suspense payments, working interest obligations, production payments, suspense payments, and severance taxes of the Borrower or any Restricted Person owing to third parties and for which the Borrower or such Restricted Person has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers in order to make such payments), (iii) any cash or Cash Equivalents set aside to pay payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations of the Borrower or any Restricted Person for which the Borrower or such Restricted Person has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers in order to make such payments), (iv) any cash or Cash Equivalents of the Borrower or any Restricted Person constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party, (v) any cash or Cash Equivalents set aside to pay the purchase price for a proposed acquisition by the Borrower or any Restricted Person of Oil and Gas Properties or the Equity interests in a Person owning Oil and Gas Properties pursuant to a binding and enforceable agreement with a third-party seller of such property that the Borrower reasonably anticipates will be consummated within the next ten (10) Business Days and (vi) any Working Interest Advance Payments.

“Consolidated Cash Balance Threshold” means $5,000,000.

“Consolidated Free Cash Flow” means, with respect to the Borrower on a Consolidated basis, as of any applicable date of determination thereof for the calendar month then ended, an amount equal to (a) cash receipts for such calendar month, minus (b) lease operating expenses paid during such calendar month, minus (c) Consolidated Interest Charges paid in cash during such calendar month, minus (d) amounts actually paid in cash in respect of production taxes and total federal, state, local and foreign income, and similar taxes for such calendar month, minus (e) the aggregate amount of all regularly scheduled principal payments or prepayments of Indebtedness made by Borrower and its Subsidiaries during such calendar month, minus (f) capital expenditures actually made during such month, minus (g) to the extent permitted under Section 7.15, general and administrative expenses paid during such calendar month, minus (h) to the extent permitted to be excluded from the computation of “Consolidated Cash Balance” pursuant to the definition thereof, all amounts accrued, identified or otherwise set aside to fund any check, wire or ACH transfer described in such definition, minus (i) $500,000 of cash.

“Debt Variance Report” has the meaning given to such term in Section 6.2(m).

“Excess Cash” means, at any time, the amount of the Consolidated Cash Balance in excess of the Consolidated Cash Balance Threshold.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, reimbursements of any kind, including under any joint interest billings, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute

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compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Fifteenth Amendment Effective Date” means the “Effective Date” as defined in Amendment No. 15.

“Free Cash Flow Report” means a report, in form and substance satisfactory to Administrative Agent, certified by the Chief Financial Officer of the Borrower setting forth, in reasonable detail, the calculation of Consolidated Free Cash Flow for the previous month and the basis therefor.

“Kitty Asset Sale” means the sale of certain Oil and Gas Properties located in Campbell County, Wyoming.

“Net Cash Proceeds” means:

(a)with respect to any sale or disposition of assets or Oil and Gas Property by any Credit Party, or any Liquidation of any Hedging Contract by any Credit Party, or any Extraordinary Receipt received or paid to the account of any Credit Party, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction minus (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), if applicable, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums, and expenses incurred directly or indirectly by such Credit Party in connection with such transaction (including legal, investment banking, consultant, and accounting fees and expenses, title and recording fees, and regulatory approval fees) and (C) federal, state, or local taxes reasonably estimated to be actually payable within a year of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such contemplated transaction, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)with respect to the issuance of any Equity by any Credit Party, or the incurrence or issuance of any Indebtedness by any Credit Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction minus (ii) the underwriting discounts and commissions or similar payments, and other reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses (including legal, investment banking, consultant, and accounting fees and expenses, title and recording fees, and regulatory approval fees), incurred directly or indirectly by such Credit Party in connection therewith.

“Permitted Exchange Equity Investor” means any Person holding preferred Equity of the MLP as of the Fifteenth Amendment Effective Date that exchanges or converts such preferred Equity for or into common Equity on or about such date on terms and conditions reasonably acceptable to the Administrative Agent.

“PIK Interest” means interest to be paid-in-kind pursuant to the terms of Section 2.5(e), which shall thereafter be deemed principal bearing interest in accordance with the terms hereof.

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“PIK Interest Rate” means, for any Loan on any date, a rate per annum equal to the number of basis points set forth below based on such date:

Dates	PIK Interest Rate
On or before September 30, 2020	200.0
October 1, 2020 through December 31, 2020	250.0
January 1, 2021 and thereafter	300.0

“PIK Interest Rebate Percentage” means, as of the last day of each Fiscal Quarter, the applicable percentage set forth below corresponding to the Projected Debt Variance on such date:

Projected Debt Variance	PIK Interest Rebate Percentage
< $5,000,000	0%
> $5,000,000 and < $10,000,000	15%
> $10,000,000 and < $15,000,000	25%
> $15,000,000	50%
Corporate merger approved by Required Lenders pursuant to Section 2.5(e)(iii)	75%

“PIK Rebate Amount” means, as of the end of any Fiscal Quarter, the amount, if any, by which (a) the amount of PIK Interest accrued and not previously capitalized as of such date, exceeds (b) the Adjusted PIK Interest Amount on such date.

“Projected Debt Balance” means, as of the last day of each Fiscal Quarter, the amount set forth on Schedule 2.5, which amount has been projected as of the Fifteenth Amendment Effective Date and may in the Required Lenders’ sole discretion, be updated by Borrower in good faith in a manner acceptable to the Required Lenders.

“Projected Debt Variance” means, as of the last day of each Fiscal Quarter, the amount, if any, by which (a) the Projected Debt Balance for such Fiscal Quarter then ended, exceeds (b) the amount of total Consolidated Indebtedness of the Credit Parties as of such date as set forth on a Debt Variance Report received by the Administrative Agent pursuant to Section 6.2(m); provided that, if the Projected Debt Variance is less than zero, such amount shall be deemed to be zero for purposes of this Agreement.

“Services Agreement” means that certain Management Services Agreement dated on or about the Fifteenth Amendment Effective Date by and between the MLP and Contango Resources, Inc.

“Working Interest Advance Payment” means cash (a) received by the Borrower or any Restricted Person from any third party working interest owner of Oil and Gas Properties for which the Borrower or such Restricted Person is the operator and (b) held and set aside by the

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Borrower or such Restricted Person as an advance payment for anticipated expenses owing by such working interest owner under the applicable joint operating agreement to which such working interest owner and the Borrower or such Restricted Person is party.

(b)Section 1.1 of the Credit Agreement is hereby amended to amend and restate the following definitions to read as follows:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one percent (1.0%) per annum, the Benchmark Replacement will be deemed to be one percent (1.0%) per annum for the purposes of this Agreement.

“Change of Control” means (i) any Person, entity or group (other than, individually or collectively, a Mid-Con Entity, or any Permitted Exchange Equity Investors) acquires beneficial ownership (within the meaning of Rule 13d‑3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 66 2/3% or more of the equity interests in the MLP, (ii) the MLP shall fail to own, directly or indirectly, 100% of the equity interests in the Borrower, or (iii) General Partner ceases to be the sole general partner of Borrower.

“Eurodollar Rate” means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor:

(a)

the interest rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate based on the ICE Benchmark Administration LIBO Rate appearing on Reuters Libor Rates LIBOR01(or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) with a term equivalent to such Interest Period, determined at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period, or

(b)

in the event the rate referenced in the preceding subsection (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in U.S. dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Eurodollar Loan and with a term equivalent to such Interest Period would be offered by its London branch to major banks in the London Inter-Bank Market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

Notwithstanding the foregoing, if the Eurodollar Rate is less than one percent (1.0%) per annum, such rate shall be deemed to be one percent (1.0%) per annum for all purposes of this Agreement.

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(c)The definition of “Applicable Utilization Level” in Section 1.1 of the Credit Agreement is hereby amended (i) to replace the phrase “Borrowing Base” therein with the phrase “Loan Limit” and (ii) to delete the phrase “, but less than 100%” in the Utilization Percentage column for Level V.

Section 2.02Amendment to Section 2.2(a) of the Credit Agreement.  Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans, and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), the length of the applicable Interest Period, and (iii) the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (after giving effect to the requested Borrowing); and

Section 2.03Amendment to Section 2.5(a) of the Credit Agreement.  Section 2.5(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)Interest Rates.  Subject to subsection (b) below, (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day and (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. In addition to and without limitation of the foregoing, commencing as of the Fifteenth Amendment Effective Date, all outstanding Loans shall also bear PIK Interest on each day outstanding at the PIK Interest Rate.

Section 2.04Amendment to Section 2.5(e) of the Credit Agreement.  Section 2.5(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)Payment Dates.

(i)On each Interest Payment Date relating to Base Rate Loans, Borrower shall pay to the Lenders all unpaid interest which has accrued on the Base Rate Loans (other than any PIK Interest) to but not including such Interest Payment Date.

(ii)On each Interest Payment Date relating to a Eurodollar Loan, Borrower shall pay to the Lenders all unpaid interest which has accrued on such Eurodollar Loan (other than any PIK Interest) to but not including such Interest Payment Date.

(iii)On the last day of each Fiscal Quarter, all accrued PIK Interest up to the Adjusted PIK Interest Amount shall be deemed capitalized on such date and added to the aggregate principal amount of outstanding Loans, and shall thereafter be deemed an extension of Loans pursuant to the terms of, and subject to, the Loan Documents; provided, however, the PIK Rebate Amount for such Fiscal Quarter shall be forgiven and not be due and payable or capitalized at any time; provided further, that upon consummation of a merger acceptable to the Required Lenders on or prior to December 31, 2020, an additional amount of PIK Interest shall be forgiven such that when added to the prior PIK Rebate Amounts for each previous Fiscal Quarter-end, if any, the total amount of PIK Interest forgiven equals 75% of the total PIK Interest that accrued prior to such time.

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Section 2.05Amendments to Section 2.7 of the Credit Agreement.  Section 2.7 of the Credit Agreement is hereby amended by adding new clauses (d), (e) and (f) in their respective entireties to read as follows:

(d)On or before the fifth Business Day of each calendar month, commencing August 7, 2020, the Borrower shall prepay the Loans in an amount equal to 100% of Consolidated Free Cash Flow for the previous calendar month, as reflected in the Free Cash Flow Report.

(e)If, on the last Business Day of any week (or on any Business Day if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing) as of the end of such Business Day, (A) there is outstanding Facility Usage and (B) there is any Excess Cash as of the end of such Business Day, then the Credit Parties shall, within one Business Day, (1), prepay the Loans in an aggregate principal amount equal to the amount of such Excess Cash and (2) solely to the extent any Excess Cash remains after prepaying all of the Loans, if there remain any LC Obligations, pay to the Administrative Agent on behalf of the Lenders an amount equal to the remaining amount of such Excess Cash to be held as Cash Collateral. To the extent that there are funds on deposit in or credit to, any deposit account or other account maintained with the Administrative Agent (or any Affiliate thereof) or any Lender (or any Affiliate thereof) on any date that the Credit Parties are required to prepay Loans (and/or Cash Collateralize LC Obligations, as applicable) pursuant to this Section 2.7(e), the Credit Parties hereby irrevocably authorize and instruct the Administrative Agent or such Lender to apply such funds to the prepayment of Loans (and/or Cash Collateralization of LC Obligations, as applicable).

(f)If any Credit Party (i) sells, transfers, leases, exchanges, alienates, or disposes of any Oil and Gas Property or any other asset or property (other than dispositions permitted under Section 7.5(a) through (c)), including without limitation the Kitty Asset Sale, (ii) issues any additional Equity (other than sale or issuance of Equity to another Credit Party), (iii) Liquidates any Hedging Contract, (iv) incurs or issues any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.1), or (v) collects or receives any Extraordinary Receipts for itself or for the account of any other Credit Party, including without limitation the Anticipated JIB Reimbursements, the Borrower (or the applicable Credit Party) shall prepay the Loans in an amount equal to 100% of Net Cash Proceeds received therefrom immediately upon receipt thereof by such Credit Party.

Section 2.06Amendment to Section 2.9 of the Credit Agreement.  Section 2.9 of the Credit Agreement is hereby amended by adding the following phrase at the end of the third sentence thereof: “; provided that in addition to any such request for a redetermination, the Borrowing Base will be automatically reduced immediately upon any mandatory prepayment becoming due under Section 2.7(f) (other than the prepayments with respect to the Kitty Asset Sale and the Anticipated JIB Reimbursements) by the amount of such mandatory prepayment.”

Section 2.07Amendment to Section 4.2 of the Credit Agreement.  Section 4.2 of the Credit Agreement is hereby amended by adding a new clause (f) and a new clause (g) in their respective entireties to read as follows:

(f)The Administrative Agent shall have received a certification signed by an authorized officer of Borrower setting forth the Consolidated Cash Balance (without regard to the

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requested Loan or Letter of Credit) and the pro forma Consolidated Cash Balance (after giving effect to the requested Loan or Letter of Credit).

(g) At the time of and immediately after giving effect to the requested Loan or Letter of Credit (i) the Credit Parties shall not have any Excess Cash and (ii) as of the end of the Business Day on which such Loan will be funded or such Letter of Credit will be issued, in each case, the Credit Parties shall not have any Excess Cash.  Each Borrowing Notice and LC Application shall constitute a representation of compliance with this Section 4.2(g).

Section 2.08Amendments to Section 6.2 of the Credit Agreement.  Section 6.2 of the Credit Agreement is hereby amended by adding a new clauses (k), (l), and (m) in their entireties to read as follows:

(k)On or before the fifth Business Day of each calendar month, a Free Cash Flow Report.

(l)Upon the request of the Administrative Agent, and on the last Business Day of any week (or, if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, on any Business Day) on which the Borrower or the Guarantor has Excess Cash, within two (2) Business Days of any such request or such day, as applicable, summary and balance statements, in a form reasonable acceptable to the Administrative Agent, for each deposit account, securities account or other account in which any Consolidated Cash Balance is held or to which any Consolidated Cash Balance is credited, together with a written statement setting forth a reasonably detailed calculation of amounts excluded from the definition of Consolidated Cash Balance.

(m)On the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2020, a report (such report, a “Debt Variance Report”) of the chief financial officer of the General Partner, in form and substance satisfactory to the Administrative Agent, detailing (i) the amount of total Consolidated Funded Indebtedness of the Credit Parties as of such date, and (ii) the Projected Debt Variance as of such date.

Section 2.09Amendments to Section 7.12 of the Credit Agreement.  Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 7.12Current Ratio.  The ratio of the MLP’s Consolidated current assets to Consolidated current liabilities shall not be less than 1.0 to 1.0, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2011.  For purposes of this section, (a) all LC Obligations shall be included as current liabilities, regardless of whether or not contingent or current, (b) any non-cash gains or losses resulting from the requirements of ASC Topic 815, formerly SFAS 133, or ASC Topic 410, formerly SFAS 143, shall be excluded, (c) the Unused Availability shall be included as a current asset, (d) the current portion of the Loans shall be excluded from current liabilities, and (e) with respect to the Fiscal Quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, (i) 2019 ad valorem taxes assessed by the State of Wyoming and paid by December 2020 that are being assumed as a liability from Mid-Con Energy Operating, LLC and (ii) suspense payments, in each case, which have been assumed by the MLP, shall be excluded from current liabilities.

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Section 2.10Amendments to Section 7.13 of the Credit Agreement.  Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 7.13Leverage Ratio.  At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2020, the ratio of the MLP’s Consolidated Funded Indebtedness to the MLP’s Consolidated EBITDAX will not exceed the applicable ratio set forth below for the applicable period then ending:

Period Ending	Applicable Ratio
June 30, 2020	5.75 to 1.00
September 30, 2020	5.00 to 1.00
December 31, 2020	4.50 to 1.00
March 31, 2021 and thereafter	4.25 to 1.00

For the purposes of calculating Consolidated EBITDAX for any period of four consecutive Fiscal Quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in this section, all calculations of Consolidated EBITDAX shall be in all respects acceptable to and approved by the Administrative Agent and, if during such Reference Period, the MLP or any Consolidated Subsidiary shall have made a Material Disposition or Material Acquisition, the Consolidated EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition, as applicable, occurred on the first day of such Reference Period.  “Material Acquisition” means any acquisition of Oil and Gas Property or series of related acquisitions of Oil and Gas Properties that involves the payment of consideration by the MLP and the Consolidated Subsidiaries in excess of (i) $5,000,000 in the aggregate during a Fiscal Quarter or (ii) $3,000,000 for any single acquisition or series of related acquisitions of Oil and Gas Properties; and “Material Disposition” means any disposition of Oil and Gas Property or series of related dispositions of Oil and Gas Properties that yields gross proceeds to the MLP or any of the Consolidated Subsidiaries in excess of (A) $5,000,000 in the aggregate during a Fiscal Quarter or (B) $3,000,000 for any single disposition or series of related dispositions of Oil and Gas Properties.

Section 2.11Amendments to Article VII of the Credit Agreement.  Article VII of the Credit Agreement is hereby amended to add a new Section 7.15 and a new Section 7.16 in their respective entireties to read as follows:

Section 7.15Limitation on General and Administrative Expenses.  The Borrower shall not permit, as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2020, the contract operating services paid by Borrower and each Restricted Person, on a Consolidated basis, pursuant to the Services Agreement to exceed $4,000,000 during the trailing twelve month period ending on such last day of such Fiscal Quarter.

Section 7.16Capital Expenditures.  No Restricted Person will make or commit to make any capital expenditure in respect of the purchase or other acquisition of fixed or capital assets when a Borrowing Base Deficiency exists, except (a) capital expenditures funded solely from Equity contributions received directly or indirectly from MLP’s Equity interest holders, (b) commencing with the Fifteenth Amendment Effective Date and continuing until the next succeeding scheduled redetermination of the Borrowing Base, growth capital expenditures made in connection with the Oil and Gas Properties known as the Pine Tree properties, in an aggregate amount not to exceed $250,000 during such period (except as otherwise permitted in writing by the Administrative Agent), and (c) commencing with the Fifteenth Amendment Effective Date,

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maintenance capital expenditures made in connection with normal replacement and maintenance programs properly charged to current operations, in any period between two consecutive scheduled redeterminations of the Borrowing Base, in an aggregate amount not to exceed $500,000 during such period (except as otherwise permitted in writing by the Administrative Agent).

Section 2.12Amendment to Schedules to the Credit Agreement.  A new Schedule 2.5 shall be added to the Credit Agreement to read as set forth on Schedule 2.5 attached hereto.

Section 2.13Amendment to Exhibit to the Credit Agreement.  Exhibit B to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B attached hereto.

Article III
LIMITED WAIVER

Section 3.01Limited Waiver.  Notwithstanding anything to the contrary in the Credit Agreement and subject to the terms and conditions hereof and upon satisfaction of the conditions set forth in Article VI hereof, Administrative Agent and the Lenders hereby waive the Subject Default (the “Limited Waiver”).

Article IV
BORROWING  BASE REDETERMINATION;
AGREEMENT CONCERNING ORIGINAL DEFICIENCY

Section 4.01Borrowing Base Redetermination.  Effective as of the Effective Date (defined below), the Borrowing Base is hereby decreased from $95,000,000 to $64,000,000.  The Borrowing Base as adjusted will remain in effect until the next scheduled redetermination of the Borrowing Base, unless otherwise adjusted pursuant to the provisions of Section 2.9 of the Credit Agreement.

Section 4.02Agreement Concerning Borrowing Base Deficiency.

(a)As of the Effective Date, after giving effect to the Borrowing Base adjustment set forth in Section 4.01 above, a Borrowing Base Deficiency of $10,000,000 exists as of such date (the “Original Deficiency”).  Notwithstanding anything to the contrary set forth in the Credit Agreement, including Section 2.7(b) thereof, the Administrative Agent, the Lenders, the Borrower, and each other Credit Party hereby agree that the Borrower shall pay the Original Deficiency pursuant to following monthly payment schedule:

Payment Date	Deficiency Payment Amount
June 5, 2020	$750,000
July 1, 2020	$750,000
August 1, 2020	$750,000
September 1, 2020	$1,250,000
October 1, 2020	$1,250,000

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November 1, 2020	$1,250,000 plus the Original Deficiency Balance Amount (if any)

In addition and without limitation of the foregoing, the Borrower shall make the prepayments required by Section 2.7 of the Credit Agreement, including prepayments with respect to the Kitty Asset Sale and the Anticipated JIB Reimbursements as set forth therein, to reduce the Original Deficiency, and if any portion of the Original Deficiency remains unpaid as of November 1, 2020 (after giving effect to the prepayment of $1,250,000 required to be paid on such date as set forth above), then the Borrower shall make a prepayment on November 1, 2020 equal to such remaining amount, if any, of the Original Deficiency (the “Original Deficiency Balance Amount”).

(b)On or before each Payment Date set forth above, Borrower shall pay to the Administrative Agent the corresponding Deficiency Payment Amount, which shall collectively prepay the principal of the Loans and reduce the Original Deficiency until such excess is reduced to zero (and solely to the extent any Excess Cash remains after all Loans are repaid in full, Cash Collateralize the LC Obligations in accordance with Section 2.16(a) of the Credit Agreement); provided that all payments required to be made pursuant to this Section 4.02 must be made on or prior to the Revolver Maturity Date.

Article V
REPRESENTATIONS AND WARRANTIES

Section 5.01Borrower Representations and Warranties.  The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date (defined below) as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (b) the Liens under the Security Documents are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 5.02Guarantor’s Representations and Warranties.  Guarantor represents and warrants that (a) the representations and warranties of Guarantor contained in the Guaranty and the representations and warranties contained in the other Loan Documents to which Guarantor is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (b) no Default or Event of Default has occurred which is continuing; and (c) the Liens under the Security Documents to which Guarantor is a party are valid and subsisting and secure Guarantor’s obligations under the Loan Documents.

Article VI
CONDITIONS; ETC.

Section 6.01The Credit Agreement shall be amended as provided herein upon the date all of the following conditions precedent have been met (the “Effective Date”):

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the Borrower, each dated the Effective Date (or, in the case of certificates of

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governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders party hereto:

(i)counterparts of this Amendment executed by the Borrower, the Administrative Agent, and each Lender, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower; and

(ii)a certificate signed by an Authorized Officer of the Borrower as of the Effective Date certifying that to the knowledge of such responsible officer, as of the Effective Date, all the conditions precedent set forth in Section 6.01 of this Amendment have been satisfied or waived; and

(b)The Administrative Agent’s receipt of the Third Amendment to the MLP Partnership Agreement, dated on or about the date hereof, duly executed by all parties thereto.

(c)All of the information (other than projections) made available by the Borrower to the Administrative Agent prior to the Effective Date shall be complete and correct in all material respects, and no changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Administrative Agent or the Lenders regarding the Borrower after December 31, 2019 that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Change or (B) purports to adversely affect the Loan Documents or the rights of the Lenders thereunder;

(d)The Borrower shall have paid to the Administrative Agent an amendment consent fee for the account of each Lender signatory hereto, in the amount equal to 0.15% of such Lender’s Percentage Share of $74,000,000, which is the outstanding Facility Usage as of the Effective Date, which amendment consent fee shall be fully earned and due and payable in full in cash on the Effective Date;

(e)The Borrower shall have paid all commitment, facility, agency and other fees required to be paid and then due to Administrative Agent or any Lender pursuant to any Loan Documents or any commitment letter, fee letter or agreement entered into previously or in connection herewith; and

(f)The Borrower shall have paid or reimbursed the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of the Administrative Agent’s outside legal counsel, in each case, pursuant to all invoices of the Administrative Agent and/or such counsel presented to the Borrower for payment prior to the Effective Date.

Without limiting the generality of the provisions of Section 10.1 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

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Article VII
MISCELLANEOUS

Section 7.01Effect on Loan Documents; Acknowledgements.

(a)Each of the Borrower, the Guarantor, Administrative Agent, the LC Issuers and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement and each other Loan Document, as amended hereby, and acknowledges and agrees that the Credit Agreement and each other Loan Document, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment.

(b)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment.

(c)This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default under the Credit Agreement, subject to all applicable cure or grace periods provided for under the Credit Agreement.

(d)Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(e)None of the Administrative Agent, the LC Issuer nor any Lender (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

Section 7.02Reaffirmation of the Guaranty.  Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by Guarantor under the Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents (other than the Guaranty or any other Loan Document to which Guarantor is a party).

Section 7.03Counterparts.  This Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.  This Amendment shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  This Amendment may be transmitted and/or signed by facsimile, telecopy or electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force

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and effect as manually-signed originals and shall be binding on all Restricted Persons and Lender Parties.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 7.04Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 7.05Invalidity.  In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 7.06Governing Law.  This Amendment shall be deemed to be a contract made under and shall be governed by, construed and enforced in accordance with the laws of the State of New York and the laws of the United States, without regard to principles of conflicts of laws.

Section 7.07RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each of the Lender Parties and each Lender Counterparty, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the effective date of this Amendment and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement or any other Loan Document (collectively, the “Released Matters”).  In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 7.07 shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 7.08Entire Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

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EXECUTED to be effective as of the date first above written.

BORROWER:

MID-CON ENERGY PROPERTIES, LLC, a
Delaware limited liability company

By:Mid-Con Energy Partners, LP, a
Delaware limited partnership, its
Sole Member

By:Mid-Con Energy GP, LLC, a
Delaware limited liability company,
Its General Partner

By:/s/ Charles L. McLawhorn, III

Charles L. McLawhorn, III

Vice President, General Counsel and Secretary

GUARANTOR:

MID-CON ENERGY PARTNERS, LP, a
Delaware limited partnership

By:Mid-Con Energy GP, LLC, a
Delaware limited liability company,
Its General Partner

By:/s/ Charles L. McLawhorn, III

Charles L. McLawhorn, III

Vice President, General Counsel and Secretary

Signature Page

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Credit Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, as Collateral Agent, as an LC Issuer and as a Lender

By:/s/ Maxwell B. Gilbert
Maxwell B. Gilbert
Vice President

Signature Page

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LENDERS:

ROYAL BANK OF CANADA
as a Lender

By:/s/ Emilee Scott
Emilee Scott
Authorized Signatory

Signature Page

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Credit Agreement

FROST BANK,
as a Lender

By:/s/ Justin Armstrong
Justin Armstrong
Senior Vice President

Signature Page

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Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender

By:/s/ Thomas Kleiderer
Thomas Kleiderer
Director

Signature Page

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Credit Agreement

CIT BANK, N.A.,
as a Lender

By:/s/ Katya Evseev
Katya Evseev
Director

Signature Page

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Credit Agreement

CADENCE BANK,
as a Lender

By:/s/ Eric Broussard
Eric Broussard
Executive Vice President

Signature Page

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WEST TEXAS NATIONAL BANK,
as a Lender

By:/s/ Thomas E. Stelmar, Jr.
Thomas E. Stelmar, Jr.
Senior Vice President

Signature Page

Amendment No. 15
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Credit Agreement

SCHEDULE 2.5

PROJECTED DEBT BALANCE

The Projected Debt Balance as of the end of each Fiscal Quarter after the Fifteenth Amendment Effective Date are as follows:

Fiscal Quarter Ending	Projected Debt Amount
June 30, 2020	$72,834,704.40
September 30, 2020	$64,199,066.80
December 31, 2020	$62,200,551.70
March 31, 2021	$60,313,472.70
June 30, 2021	$58,367,081.10
September 30, 2021	$56,316,333.00
December 31, 2021	$53,927,580.60

SCHEDULE 2.5 – PAGE 1

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Credit Agreement dated as of December 20, 2011 (as from time to time amended, the “Agreement”), by and among MID-CON ENERGY PROPERTIES, LLC (“Borrower”), Wells Fargo Bank, National Association, as Administrative Agent, and certain financial institutions (“Lenders”).  Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.  Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.1 of the Agreement as follows:

Aggregate amount of Borrowing: $__________________

Type of Loans in Borrowing:	__________________

Date on which Loans are to be advanced: __________________

Length of Interest Period for Eurodollar Loans (1, 2, 3, or 6 months): __________ Months

Consolidated Cash Balance (without regard to the

requested Borrowing): __________________

Pro forma Consolidated Cash Balance (after giving effect to the requested Borrowing): __________________

Pro forma ratio of the MLP’s Consolidated Funded Indebtedness to the MLP’s Consolidated EBITDAX (after giving pro forma effect to such proposed Loans on such date) (calculations attached):__________________

Loan Limit:	__________________

If combined with existing Loans, see attached Continuation/Conversion Notice.

To induce Lenders to make such Loans, the undersigned, a Responsible Officer of the Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

(a)

The officer signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act on behalf of Borrower in making the request herein contained.

(b)

The representations and warranties of Restricted Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except (i) to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement or (ii) such representations and warranties that expressly refer to an earlier date, which shall have been true as of such earlier date), with the same effect as though such representations and warranties had been made on and as of the date hereof.

EXHIBIT B – PAGE 1

(c)

There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower’s receipt and application of the Borrowing requested hereby.  Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

(d)

Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, each Restricted Person has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Restricted Person on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

(e)	Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Loan Limit on the date requested for the making of such Loans.
(f)

The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement.  The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The Responsible Officer signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

MID-CON ENERGY PROPERTIES, LLC, a

Delaware limited liability company

By:Mid-Con Energy Partners, LP, a

Delaware limited partnership, its

Sole Member

By:Mid-Con Energy GP, LLC, a

Delaware limited liability company,

Its General Partner

By:

Name:

Title:

EXHIBIT B – PAGE 2